EXHIBIT 10.21
TERMINATION OF CONSULTING AGREEMENT

Effective as of April 1, 2011, upon execution of the Employment Agreement dated August 1, 2011 by and between General Cannabis, Inc., a Nevada corporation and Douglas Francis, that certain Consulting Agreement dated as of November 19, 2010, as amended on February 22, 2011, is terminated.  Neither party will have any further obligations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Termination of Consulting Agreement to be duly executed as of the date first written above.

“Company”		“Consultant”

General Cannabis, Inc.,
a Nevada corporation

/s/ James Pakulis		/s/ Douglas Francis
By:	James Pakulis	By:	Douglas Francis
Its:	CEO